Exhibit 10.5

BRAINSTORM CELL THERAPEUTICS INC.

AMENDMENT NO. 4
TO
2014 STOCK INCENTIVE PLAN

The 2014 Stock Incentive Plan (the “Plan”) of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), is hereby amended by this AMENDMENT NO. 4 as follows:

Section 4(a)(1) of the Plan is hereby deleted in its entirety and a new Section 4(a)(1) is inserted in lieu thereof which shall read as follows:

“(1).    Authorized Number of Shares. Subject to adjustment under Section 7. Awards may be made under the Plan for up to 13,600,000 shares (which number reflects any stock split or reverse stock split prior to the date of its adoption, and which number shall be automatically adjusted after the date of its adoption in accordance with Section 7(a) below) of common stock, $0.00005 par value per share, of the Company (the “Common Stock”). Subject to such overall limitation, no more than 13,600,000 shares of Common Stock (subject to adjustment under Section 7) may be issued under the Plan in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Section 9(c) of the Plan is hereby deleted in its entirety and a new Section 9(c) is inserted in lieu thereof which shall read as follows:

“(c).    Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after August 14, 2034. but Awards previously granted may extend beyond that date.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

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Adopted by the Board of Directors of the Company: August 5, 2024.

Adopted by the Stockholders of the Company: September 16, 2024.